As filed with the Securities and Exchange Commission on January 11, 2002
                                                  Registration No. 333-_____

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT Under The Securities Act of 1933

                              POSSIS MEDICAL, INC.
             (Exact name of registrant as specified in its charter)

              Minnesota                                     41-0783184
     (State or other jurisdiction                        (I.R.S. employer
   of incorporation or organization)                    identification no.)

                          9055 Evergreen Boulevard N.W.
                          Minneapolis, Minnesota 55433
               (Address of principal executive offices) (Zip code)


           POSSIS MEDICAL, INC. RESTATED EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plans)

                                Irving R. Colacci
                 Vice President, Legal Affairs & Human Resources
                          General Counsel and Secretary
                              Possis Medical, Inc.
                          9055 Evergreen Boulevard N.W.
                          Minneapolis, Minnesota 55433
                     (Name and address of agent for service)

                                 (763) 780-4555
          (Telephone number, including area code, of agent for service)

             Copy to:              Amy E. Ayotte, Esq.
                                  Dorsey & Whitney LLP
                            50 South Sixth Street, Suite 1500
                              Minneapolis, Minnesota 55402
                                     (612) 340-2600

                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------

Title of securities    Amount to be     Maximum aggregate        Amount of
  to be registered     registered(1)    offering price(2)    registration fee
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

  Common Stock,
 $.40 par value(3)    300,000 Shares     $5,124,000           $1,225
-------------------------------------------------------------------------------

     (1) The number of shares being registered represents additional shares of Possis Medical, Inc. common stock that may be issued pursuant to this plan in addition to shares previously registered for issuance under this plan.

     (2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and 457(h)(1) based upon the average of the high and low sale prices of the common stock on January 7, 2002, as reported on the Nasdaq National Market.

     (3) Includes corresponding rights to acquire shares of Possis Medical, Inc. common stock pursuant to the Rights Agreement, dated as of December 12, 1996, between Possis Medical, Inc. and Wells Fargo Bank Minnesota, National Association (f/k/a Norwest Bank Minnesota, National Association).

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3. Incorporation of Documents by Reference.

     The following documents, which have been filed by us with the Securities and Exchange Commission, are incorporated by reference in this registration statement, as of their respective dates:

     (a) our Annual Report on Form 10-K for the fiscal year ended July 31, 2001;

     (b) our Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2001; and

     (c) the description of our common stock contained in any registration statement or report filed by us under the Securities Act of 1933, as amended (the "Securities Act"), or under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

     In addition, all documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document all or part of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

     Item 4. Description of Securities.

     Not applicable.

     Item 5. Interests of Named Experts and Counsel.

     Not applicable.

     Item 6. Indemnification of Directors and Officers.

     Section 302A.521 of the Minnesota Business Corporation Act requires corporations to indemnify any person who is made or threatened to be made a party to any proceeding, by reason of the person's former or present official capacity, against judgments, penalties, fines, settlements and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding if certain statutory standards are met. "Proceeding" means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including one by or in the right of the corporation. The general effect of Minnesota Statutes Section 302A.521 is to reimburse (or pay on behalf of) the directors and officers of Possis Medical with respect to any personal liability that may be imposed for certain acts performed in their capacity as our directors and officers, except where they have not acted in good faith. Section 302A.521 contains detailed terms regarding this right of indemnification, and reference is made to Section 302A.521 for a complete statement of indemnification rights.

     Our bylaws provide for indemnification to the maximum extent permitted by Minnesota Statutes. In addition, we generally enter into indemnification agreements with our officers and directors, and we maintain an insurance policy to assist in funding indemnification of directors and officers for certain liabilities.

     Item 7. Exemption from Registration Claimed.

     Not applicable.

     Item 8. Exhibits.

     4.1  Rights  Agreement,  dated as of  December  12,  1996,  between  Possis
Medical, Inc. and Wells Fargo Bank Minnesota, National Association (f/k/a Norwest Bank Minnesota, National Association), including the Form of Right Certificate attached as Exhibit B thereto (incorporated by reference to Exhibit 1 to Possis Medical, Inc.'s Registration Statement on Form 8-A filed December 12, 1996).

     5.1 Opinion of Dorsey & Whitney LLP.

     23.1 Consent of Deloitte & Touche LLP.

     23.2 Consent of Dorsey & Whitney LLP (included in Exhibit 5.1 to this registration statement).

     24.1 Power of Attorney (included on the signature page to this registration statement).

     Item 9. Undertakings.

     (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or other controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on January 11, 2002.

                                      POSSIS MEDICAL, INC.
                                            /s/
                                      Robert G. Dutcher
                                      President and Chief Executive Officer

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert G. Dutcher and Irving R. Colacci, and each of them, the undersigned's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in his or her name, place and stead, in any and all capacities (including the undersigned's capacity as a director and/or officer of Possis Medical, Inc.), to sign one or more registration statements on Form S-8 of Possis Medical, Inc. to be filed under the Securities Act of 1933, relating to the registration of shares for issuance under the Possis Medical, Inc. Restated Employee Stock Purchase Plan, and any and all amendments (including post-effective amendments) to such registration statements, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the date indicated.

     Name                                        Title             Date

 /s/ Robert G. Dutcher      Chairman, President and            January 11, 2002
Robert G. Dutcher           Chief Executive Officer
                            (Principal Executive Officer)

 /s/  Eapen Chacko          Vice President, Finance and        January 11, 2002
Eapen Chacko                Chief Financial Officer (Principal
                            Financial and Accounting Officer)

 /s/  Donald  C. Wegmiller  Director                           January 11, 2002
Donald C. Wegmiller

 /s/  Mary K. Brainerd      Director                           January 11, 2002
Mary K. Brainerd

 /s/  Seymour J. Mansfield  Director                           January 11, 2002
Seymour J. Mansfield

 /s/  William C. Mattison   Director                           January 11,2002
William C. Mattison

 /s/  Whitney A. McFarlin   Director                           January 11, 2002
Whitney A. McFarlin

 /s/  Rodney A. Young       Director                           January 11, 2002
Rodney A. Young

                                  EXHIBIT INDEX


     4.1  Rights  Agreement,  dated as of  December  12,  1996,  between  Possis
Medical, Inc. and Wells Fargo Bank Minnesota, National Association (f/k/a Norwest Bank Minnesota, National Association), including the Form of Right Certificate attached as Exhibit B thereto (incorporated by reference to Exhibit 1 to Possis Medical, Inc.'s Registration Statement on Form 8-A filed December 12, 1996).

     5.1 Opinion of Dorsey & Whitney LLP.

     23.1 Consent of Deloitte & Touche LLP.

     23.2 Consent of Dorsey & Whitney LLP (included in Exhibit 5.1 to this registration statement).

     24.1 Power of Attorney (included on the signature page to this registration statement).